Exhibit 99.1

News Release
Republic First Bancorp, Inc.
October 24, 2016

REPUBLIC FIRST BANCORP, INC. REPORTS THIRD QUARTER FINANCIAL RESULTS
NET INCOME INCREASES 130% AND DEPOSITS GROW 28%

Philadelphia, PA, October 24, 2016 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the period ended September 30, 2016.

	Three Months Ended
($ in millions, except per share data)	9/30/16	9/30/15	% Change

Assets	$1,734.5	$1,380.8	26%
Loans	945.5	845.4	12%
Deposits	1,582.2	1,237.5	28%
Total Revenue	$17.2	$11.6	48%
Net Income	1.3	0.6	130%
Net Income per Diluted Share	$0.03	$0.02	50%

The "Power of Red is Back" expansion strategy continues to move forward and produce positive results.  "Since the launch of our expansion plan we have been able to demonstrate consistent growth in the balance sheet by increasing loans and deposits," said Harry D. Madonna, Chairman and Chief Executive Officer of Republic First Bancorp, Inc. "We're also seeing significant progress on the income statement as quarterly earnings improved by 130% year over year."

On October 11, 2016 we filed a universal shelf registration statement with the Securities and Exchange Commission. This will allow us to issue various types of securities including common stock, preferred stock, debt securities and warrants up to an aggregate amount of $100 million. "We're anticipating the need to raise additional capital in the near future to support our continued growth and expansion plan," said Madonna. "The shelf registration statement will provide us with the financial flexibility necessary to complete that process when the time comes."

During the third quarter, the Company completed the acquisition of Oak Mortgage Company, a residential mortgage lending company based in Marlton, NJ.  The acquisition closed on July 28, 2016 and the integration into the Bank's operation has gone exceptionally well.

The Company held a grand opening celebration for its newest store in Moorestown, NJ in September and welcomed new fans throughout the month. Construction also began on a second site in Cherry Hill, NJ which is scheduled to be completed in the first quarter of 2017.  Additional locations planned for Medford, Sicklerville and Gloucester Township, New Jersey and Fairless Hills and Feasterville, Pennsylvania are currently in various stages of development.

Highlights for the Period Ended September 30, 2016

•	Net income increased by 130% to $1.3 million, or $0.03 per diluted share, in the third quarter of 2016 compared to $582 thousand, or $0.02 per diluted share, in the third quarter of 2015. The Company continues to open new stores and increase net income despite the additional costs associated with the expansion strategy. The acquisition of Oak Mortgage has also contributed to improved earnings.

•	A new store was opened in Moorestown, NJ during the third quarter bringing the total store count to nineteen. Another site now under construction in Cherry Hill, NJ is scheduled to be completed in early 2017. There are also several additional sites in various stages of development for future store locations.

•	New stores opened since the beginning of the "Power of Red is Back" expansion campaign in 2014 are currently growing deposits at an average rate of $41 million per year, while the average deposit growth for all stores over the last twelve months was approximately $18 million per store.

•	Total deposits increased by $345 million, or 28%, to $1.6 billion as of September 30, 2016 compared to $1.2 billion as of September 30, 2015.

•	Total assets increased by $354 million, or 26%, to $1.7 billion as of September 30, 2016 compared to $1.4 billion as of September 30, 2015.

•	Total loans grew $101 million, or 12%, to $946 million as of September 30, 2016 compared to $845 million at September 30, 2015.

•	SBA lending continued to be an important part of the Company's lending strategy. More than $19 million in new SBA loans were originated during the three month period ended September 30, 2016. Our team is currently ranked as the #1 SBA lender in the New Jersey and southeastern Pennsylvania market based on the dollar volume of loan originations.

•	The Company's Total Risk-Based Capital ratio was 12.00% and Tier I Leverage Ratio was 8.14% at September 30, 2016.

•	Tangible book value per share was $3.16 as of September 30, 2016. This amount excludes approximately $0.34 per share attributable to the deferred tax asset valuation allowance.

Income Statement

The major components of the income statement are as follows (dollars in thousands, except per share data):

	Three Months Ended			Nine Months Ended
	09/30/16	09/30/15	% Change	09/30/16	09/30/15	% Change

Total Revenue	$ 17,197	$ 11,596	48%	$ 45,528	$ 34,271	33%
Provision for Loan Losses	607	-	100%	1,557	-	100%
Non-interest Expenses	15,282	11,024	39%	40,592	32,645	24%
Net Income	1,340	582	130%	3,448	1,643	110%
Net Income per Share	$ 0.03	$ 0.02	50%	$ 0.09	$ 0.04	125%

The Company reported net income of $1.3 million, or $0.03 per diluted share, for the three month period ended September 30, 2016, compared to net income of $582 thousand, or $0.02 per diluted share, for the three month period ended September 30, 2015. Net income for the nine month period ended September 30, 2016 was $3.4 million, or $0.09 per diluted share, compared to net income of $1.6 million, or $0.04 per diluted share, for the nine months ended September 30, 2015.

Total revenue increased by $5.6 million, or 48%, to $17.2 million for the three month period ended September 30, 2016 compared to $11.6 million for the three month period ended September 30, 2015.  This increase was primarily driven by the addition of revenue from the recently acquired residential mortgage division along with strong growth in interest-earning assets over the last twelve months driven by the Company's expansion program.

Non-interest income increased to $5.4 million for the three month period ended September 30, 2016 compared to $1.6 million for the three month period ended September 30, 2015.  This increase was primarily due to an increase in gains on the sale of SBA loans, gains on the sale of residential mortgage loans, and an increase in service fees on deposit accounts.

Non-interest expenses increased by $4.3 million, or 39%, to $15.3 million during the three month period ended September 30, 2016 compared to $11.0 million during the three months ended September 30, 2015. This increase was mainly caused by the addition of expenses related to the residential mortgage operations. Salaries and employee benefits were also higher at the Bank as a result of annual merit increases along with increased staffing levels related to our growth strategy of adding and relocating stores. Occupancy and equipment expenses associated with the growth and relocation strategy also contributed to the increase in non-interest expenses.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	09/30/16	09/30/15	% Change	06/30/16	% Change

Total assets	$1,734,462	$1,380,814	26%	$1,582,247	10%
Total loans (net)	936,088	837,037	12%	920,993	2%
Total deposits	1,582,232	1,237,496	28%	1,434,251	10%
Total core deposits	1,581,967	1,227,506	29%	1,429,729	11%

Total assets increased by $353.6 million, or 26%, as of September 30, 2016 when compared to September 30, 2015.  Deposits grew by $344.7 million to $1.6 billion as of September 30, 2016 compared to $1.2 billion as of September 30, 2015. The number of deposit accounts has grown by 42% during the past twelve months. The strong growth in assets, loans and deposits has been driven by the Company's addition of new stores and the successful execution of its aggressive growth strategy referred to as "The Power of Red is Back."

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	09/30/16	09/30/15	% Change	06/30/16	% Change	3rd Qtr 2016 Cost of Funds

Demand noninterest-bearing	$302,372	$243,836	24%	$281,496	7%	0.00%
Demand interest-bearing	587,197	391,230	50%	472,575	24%	0.41%
Money market and savings	583,536	527,360	11%	574,050	2%	0.46%
Certificates of deposit	108,862	65,080	67%	101,608	7%	1.13%
Total core deposits	$1,581,967	$1,227,506	29%	$1,429,729	11%	0.40%

Core deposits increased to $1.6 billion at September 30, 2016 compared to $1.2 billion at September 30, 2015 as the Company moves forward with its expansion strategy to increase the number of brick and mortar stores which drives the gathering of low-cost core deposits. The Company recognized strong growth in all deposit account categories on a year to year basis.

Lending

Loans by type are as follows (dollars in thousands):

Description	09/30/16	% of Total	09/30/15	% of Total	06/30/16	% of Total

Commercial real estate	$376,466	40%	$377,307	45%	$369,784	40%
Construction and land development	48,983	5%	41,418	5%	40,462	4%
Commercial and industrial	186,126	20%	174,631	21%	199,149	21%
Owner occupied real estate	268,435	28%	203,735	24%	265,245	29%
Consumer and other	58,622	6%	45,874	5%	52,776	6%
Residential mortgage	6,909	1%	2,395	0%	2,338	0%
Gross loans	$945,541	100%	$845,360	100%	$929,754	100%

Gross loans increased by $100.2 million, or 12%, to $945.5 million at September 30, 2016 compared to $845.4 million at September 30, 2015 as a result of an increase in quality loan demand over the last twelve months and continued success with the relationship banking model.  The Company experienced strongest growth in the commercial and industrial, owner occupied real estate, consumer categories.

Asset Quality

The Company's non-performing asset balances and asset quality ratios are highlighted below:

	Three Months Ended
	09/30/16	06/30/16	09/30/15

Non-performing assets / total assets	1.72%	1.95%	2.10%
Quarterly net loan charge-offs / average loans	(0.04%)	0.40%	0.04%
Allowance for loan losses / gross loans	1.00%	0.94%	0.98%
Allowance for loan losses / non-performing loans	49%	47%	55%
Non-performing assets / capital and reserves	23%	24%	24%

The percentage of non-performing assets to total assets decreased to 1.72% at September 30, 2016, compared to 2.10% as of September 30, 2015.  The decrease in non-performing assets to total assets on a linked quarter basis was primarily driven by sales of OREO properties recorded in the third quarter of 2016.

Capital

The Company's capital ratios at September 30, 2016 were as follows:

	Actual September 30, 2016	Regulatory Guidelines "Well Capitalized"

Leverage Ratio	8.14%	5.00%
Common Equity Ratio	9.40%	6.50%
Tier 1 Risk Based Capital	11.21%	8.00%
Total Risk Based Capital	12.00%	10.00%
Tangible Common Equity	6.61%	n/a

Total shareholders' equity increased to $119.7 million at September 30, 2016 compared to $114.5 million at September 30, 2015.  Tangible book value per share increased to $3.16 at September 30, 2016 compared to $3.03 per share at September 30, 2015.

Five Year Strategic Goals

For the first time, the Company has also announced its five year goals extending through the year 2021.
•	Increasing store count to 50 +/-

•	Average annual deposit growth of $18 million per store

•	Net interest margin plus fees above 4.00%

Achieving these goals would result in deposits in excess of $4.5 billion and loans exceeding $2.5 billion by the end of the year in 2021.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its nineteen stores located in Abington, Bala Cynwyd, Plymouth Meeting, Media, Wynnewood and Philadelphia, Pennsylvania and Haddonfield, Cherry Hill, Voorhees, Glassboro, Marlton, Berlin, Washington Township and Moorestown, New Jersey.  Republic Bank stores are open 7 days a week, 361 days a year, with extended lobby and drive-thru hours providing customers with the most convenient hours compared to any bank in its market.  The Bank also offers free checking, free coin counting, ATM/Debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network.  For more information about Republic Bank, visit www.myrepublicbank.com.

A registration statement relating to the securities listed in the shelf registration statement referred to above has been filed with the SEC, but has not yet become effective.  These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward Looking Statements

The Company may from time to time make written or oral "forward-looking statements", including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein, including those related to our Five Year Strategic Goals, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2015 and other documents the Company files from time to time with the Securities and Exchange Commission. The words "would be," "could be," "should be," "probability," "risk," "target," "objective," "may," "will," "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:	Republic First Bancorp, Inc.

Contact:	Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30,	June 30,	September 30,
(dollars in thousands, except per share amounts)	2016	2016	2015

ASSETS
Cash and due from banks	$23,061	$18,561	$14,212
Interest-bearing deposits and federal funds sold	126,980	93,211	96,307
Total cash and cash equivalents	150,041	111,772	110,519

Securities - Available for sale	299,385	253,289	209,119
Securities - Held to maturity	220,470	199,074	140,116
Restricted stock	1,366	1,367	1,179
Total investment securities	521,221	453,730	350,414

Loans held for sale	29,715	5,487	489

Loans receivable	945,541	929,754	845,360
Allowance for loan losses	(9,453)	(8,761)	(8,323)
Net loans	936,088	920,993	837,037

Premises and equipment	55,573	53,617	45,094
Other real estate owned	10,271	11,974	13,773
Other assets	31,553	24,674	23,488

Total Assets	$1,734,462	$1,582,247	$1,380,814

LIABILITIES
Non-interest bearing deposits	$302,372	$281,496	$243,836
Interest bearing deposits	1,279,860	1,152,755	993,660
Total deposits	1,582,232	1,434,251	1,237,496

Subordinated debt	22,476	22,476	22,476
Other liabilities	10,102	6,950	6,369

Total Liabilities	1,614,810	1,463,677	1,266,341

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	384	384	383
Additional paid-in capital	153,887	153,476	152,676
Accumulated deficit	(29,385)	(30,725)	(33,623)
Treasury stock at cost	(3,725)	(3,725)	(3,725)
Stock held by deferred compensation plan	(183)	(183)	(183)
Accumulated other comprehensive loss	(1,326)	(657)	(1,055)

Total Shareholders' Equity	119,652	118,570	114,473

Total Liabilities and Shareholders' Equity	$1,734,462	$1,582,247	$1,380,814

Republic First Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(in thousands, except per share amounts)	2016	2016	2015	2016	2015

INTEREST INCOME
Interest and fees on loans	$10,707	$10,323	$9,648	$30,961	$27,995
Interest and dividends on investment securities	2,764	2,799	1,662	8,331	4,812
Interest on other interest earning assets	149	87	60	299	223
Total interest income	13,620	13,209	11,370	39,591	33,030

INTEREST EXPENSE
Interest on deposits	1,531	1,323	1,099	4,019	3,129
Interest on borrowed funds	303	289	279	898	833
Total interest expense	1,834	1,612	1,378	4,917	3,962

Net interest income	11,786	11,597	9,992	34,674	29,068
Provision for loan losses	607	650	-	1,557	-

Net interest income after provision for loan losses	11,179	10,947	9,992	33,117	29,068

NON-INTEREST INCOME
Service fees on deposit accounts	686	654	452	1,910	1,213
Gain on sale of loans	4,413	1,749	884	6,995	2,684
Gain on sale of investment securities	2	358	64	656	73
Other non-interest income	310	270	204	1,293	1,233
Total non-interest income	5,411	3,031	1,604	10,854	5,203

NON-INTEREST EXPENSE
Salaries and employee benefits	7,731	6,551	5,730	20,334	16,667
Occupancy and equipment	2,586	2,243	1,911	7,203	5,750
Legal and professional fees	511	519	345	1,479	1,599
Foreclosed real estate	702	323	425	1,610	1,173
Regulatory assessments and related fees	296	373	318	1,011	911
Other operating expenses	3,456	2,958	2,295	8,955	6,545
Total non-interest expense	15,282	12,967	11,024	40,592	32,645

Income before benefit for income taxes	1,308	1,011	572	3,379	1,626

Benefit for income taxes	(32)	(12)	(10)	(69)	(17)

Net income	$1,340	$1,023	$582	$3,448	$1,643

Net Income per Common Share
Basic	$0.04	$0.03	$0.02	$0.09	$0.04
Diluted	$0.03	$0.03	$0.02	$0.09	$0.04

Average Common Shares Outstanding
Basic	37,916	37,882	37,816	37,879	37,816
Diluted	38,375	38,422	38,064	38,355	38,052

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	September 30, 2016			June 30, 2016			September 30, 2015

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$114,260	$149	0.52%	$72,517	$87	0.48%	$106,357	$60	0.22%
Securities	477,601	2,858	2.39%	460,161	2,895	2.52%	305,266	1,745	2.29%
Loans receivable	966,106	10,848	4.47%	921,274	10,445	4.56%	831,712	9,718	4.64%
Total interest-earning assets	1,557,967	13,855	3.54%	1,453,952	13,427	3.71%	1,243,335	11,523	3.68%

Other assets	103,826			93,555			82,638

Total assets	$1,661,793			$1,547,507			$1,325,973

Interest-bearing liabilities:

Demand non interest-bearing	$282,571			$266,996			$234,285
Demand interest-bearing	533,222	553	0.41%	481,994	503	0.42%	372,795	378	0.40%
Money market & savings	583,256	677	0.46%	574,207	637	0.45%	500,687	538	0.43%
Time deposits	104,701	301	1.14%	77,856	183	0.95%	74,863	183	0.97%
Total deposits	1,503,750	1,531	0.41%	1,401,053	1,323	0.38%	1,182,630	1,099	0.37%

Total interest-bearing deposits	1,221,179	1,531	0.50%	1,134,057	1,323	0.47%	948,345	1,099	0.46%

Other borrowings	29,938	303	4.03%	22,476	289	5.17%	22,476	279	4.92%

Total interest-bearing liabilities	1,251,117	1,834	0.58%	1,156,533	1,612	0.56%	970,821	1,378	0.56%
Total deposits and
other borrowings	1,533,688	1,834	0.48%	1,423,529	1,612	0.46%	1,205,106	1,378	0.45%

Non interest-bearing liabilities	9,247			6,871			7,034
Shareholders' equity	118,858			117,107			113,833
Total liabilities and
shareholders' equity	$1,661,793			$1,547,507			$1,325,973

Net interest income		$12,021			$11,815			$10,145
Net interest spread			2.96%			3.15%			3.12%

Net interest margin			3.07%			3.27%			3.24%

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the nine months ended			For the nine months ended
(dollars in thousands)	September 30, 2016			September 30, 2015

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$78,094	$299	0.51%	$120,783	$223	0.25%
Securities	458,496	8,615	2.51%	275,277	5,036	2.44%
Loans receivable	925,110	31,339	4.53%	809,259	28,202	4.66%
Total interest-earning assets	1,461,700	40,253	3.68%	1,205,319	33,461	3.71%

Other assets	95,054			70,854

Total assets	$1,556,754			$1,276,173

Interest-bearing liabilities:

Demand non interest-bearing	$270,503			$230,181
Demand interest-bearing	476,134	1,471	0.41%	334,116	1,009	0.40%
Money market & savings	572,347	1,923	0.45%	494,077	1,592	0.43%
Time deposits	82,738	625	1.01%	74,613	528	0.95%
Total deposits	1,401,722	4,019	0.38%	1,132,987	3,129	0.37%

Total interest-bearing deposits	1,131,219	4,019	0.47%	902,806	3,129	0.46%

Other borrowings	29,947	898	4.01%	22,489	833	4.95%

Total interest-bearing liabilities	1,161,166	4,917	0.57%	925,295	3,962	0.57%
Total deposits and
other borrowings	1,431,669	4,917	0.46%	1,155,476	3,962	0.46%

Non interest-bearing liabilities	7,957			7,106
Shareholders' equity	117,128			113,591
Total liabilities and
shareholders' equity	$1,556,754			$1,276,173

Net interest income		$35,336			$29,499
Net interest spread			3.11%			3.14%

Net interest margin			3.23%			3.27%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
	Three months ended			ended	Nine months ended
	September 30,	June 30,	September 30,	Dec 31	September 30,	September 30,
(dollars in thousands)	2015	2016	2015	2015	2016	2015

Balance at beginning of period	$8,761	$9,029	$8,398	$11,536	$8,703	$11,536

Provision charged to operating expense	607	650	-	500	1,557	-
	9,368	9,679	8,398	12,036	10,260	11,536

Recoveries on loans charged-off:
Commercial	88	8	2	58	168	57
Consumer	-	-	1	34	-	33
Total recoveries	88	8	3	92	168	90

Loans charged-off:
Commercial	(3)	(926)	(78)	(3,425)	(975)	(3,303)
Consumer	-	-	-	-	-	-

Total charged-off	(3)	(926)	(78)	(3,425)	(975)	(3,303)

Net (charge-offs)/recoveries	85	(918)	(75)	(3,333)	(807)	(3,213)

Balance at end of period	$9,453	$8,761	$8,323	$8,703	$9,453	$8,323

Net charge-offs as a percentage of
average loans outstanding	(0.04%)	0.40%	0.04%	0.41%	0.12%	0.53%

Allowance for loan losses as a percentage
of period-end loans	1.00%	0.94%	0.98%	0.99%	1.00%	0.98%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2016	2016	2016	2015	2015

Non-accrual loans:
Commercial real estate	$18,331	$18,070	$11,057	$12,080	$13,825
Consumer and other	1,007	772	762	542	547
Total non-accrual loans	19,338	18,842	11,819	12,622	14,372

Loans past due 90 days or more
and still accruing	153	-	8,037	-	844

Total non-performing loans	19,491	18,842	19,856	12,622	15,216

Other real estate owned	10,271	11,974	11,393	11,313	13,773

Total non-performing assets	$29,762	$30,816	$31,249	$23,935	$28,989

Non-performing loans to total loans	2.06%	2.03%	2.21%	1.44%	1.80%

Non-performing assets to total assets	1.72%	1.95%	2.11%	1.66%	2.10%

Non-performing loan coverage	48.50%	46.50%	45.47%	68.95%	54.70%

Allowance for loan losses as a percentage
of total period-end loans	1.00%	0.94%	1.00%	0.99%	0.98%

Non-performing assets / capital plus
allowance for loan losses	23.05%	24.20%	24.87%	19.61%	23.61%